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                                                                     EXHIBIT 5.1

                              October 31, 2001

Kanakaris Wireless
3303 Harbor Blvd., Suite F-3
Costa Mesa, California 92626

Ladies and Gentlemen:

         At your request, we have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed by Kanakaris Wireless, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 21,133,334 shares of common stock, $0.001 par value, of the Company (the "Shares"), which Shares have been issued or are issuable to Kevin Welch pursuant to agreements that are attached as exhibits to the Registration Statement.

         We are familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of the securities in the manner set forth in the Registration Statement. Subject to completion of the proceedings contemplated in connection with the foregoing matters, we are of the opinion that all of the Shares to be issued and sold pursuant to the Registration Statement have been duly authorized and, when issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement will, upon such issuance and sale, be validly issued, fully paid and nonassessable.

         You have informed us that Kevin Welch may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to Chapter 78 of the Nevada Revised Statutes ("NRS"), including the statutory provisions of the NRS, all applicable provisions of the Constitution of the State of Nevada and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                             Respectfully submitted,

                             /s/ RUTAN & TUCKER, LLP